Exhibit 15.2
Consent of Independent Registered Public Accounting Firm
KHD Humboldt Wedag International Ltd.
Hong Kong SAR, China
We hereby consent to the incorporation by reference in Registration Statement No. 333-143183 on Form S-8 of our report dated March 24, 2006 (except note 1A which is as at March 24, 2008 and note 4 which is as at March 21, 2007), relating to the consolidated financial statements of KHD Humboldt Wedag International Ltd. (“the Company”) appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2007.

/s/ BDO Dunwoody LLP

Vancouver, Canada
March 24, 2008